                         [ERNST & YOUNG LLP LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Independent Accountants" in the Prospectus and Statement of Additional Information, and to the use of our report dated February 21, 1997 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc., included in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 33-73734) and related Prospectus of Diversified Investors Variable Funds.



                                          ERNST & YOUNG LLP



Des Moines, Iowa

April 25, 1997


       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

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                         [COOPERS & LYBRAND LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

                                 --------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement of Diversified Investors Variable Funds on Form N-4 (File No. 33-73734) of our reports dated February 12, 1997 end February 10, 1997 on our audits of the financial statements and financial highlights of Diversified Investors Variable Funds and Diversified Investors Portfolios, respectively.

We also consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.




                                             /s/  Coopers & Lybrand L.L.P.

                                                  Coopers & Lybrand L.L.P.

New York, New York
April 28, 1997